For Immediate Release February 17, 2006	Michael Meyers, Vice President & CFO 2350 Valley View Lane Dallas, TX 75234-5879 Tel: 800-232-1490, x3023

MONITRONICS INTERNATIONAL, INC. ANNOUNCES RESULTS

FOR SECOND QUARTER OF FISCAL 2006

Dallas, Texas, (February 17, 2006) -- Monitronics International, Inc., a leading national provider of security alarm monitoring services, today announced its financial results for the three months and six months ended December 31, 2005.

Second Quarter Results

Total revenues were $46.7 million for the three months ended December 31, 2005 compared to $41.4 million in the three months ended December 31, 2004, which was an increase of $5.3 million, or 13%.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") were $31.9 million for the three months ended December 31, 2005 compared to $29.3 million for the three months ended December 31, 2004, which was an increase of $2.6 million, or 9%.

The Company reported a net loss of $3.1 million for the three months ended December 31, 2005 compared to a net loss of $0.6 million for the three months ended December 31, 2004. The loss in the three months ended December 31, 2005 was primarily due to higher interest expense.

Six Months Results

Total revenues were $91.8 million for the six months ended December 31, 2005 compared to $82.0 million in the six months ended December 31, 2004, which was an increase of $9.8 million, or 12%.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") were $62.7 million for the six months ended December 31, 2005 compared to $57.5 million for the six months ended December 31, 2004, which was an increase of $5.2 million, or 9%.

The Company reported a net loss of $5.3 million for the six months ended December 31, 2005 compared to a net loss of $1.4 million for the six months ended December 31, 2004. The loss in the six months ended December 31, 2005 was primarily due to higher interest expense.

Operations Perspective

"As you may recall, in the last quarter we said that we anticipated the effect in the change in the renewal policy should essentially no longer impact the trailing 12-month attrition rate by the end of the 3rd Quarter of fiscal 2006; however, we also said that recent hurricanes may offset future improvement in attrition for a short period of time," said James R. Hull, Chief Executive Officer of Monitronics. "I am happy to say that even with the impact of recent hurricanes, the trailing 12-month attrition rate continues to improve and is now at 12.3%, compared to the end of last fiscal year of 13.3%."

Retirement of Jim Hull and Appointment of New CEO

Mr. Hull, Founder, CEO and President of Monitronics, announced that he will retire as CEO and President of Monitronics, effective March 31, 2006 and continue as Chairman of Monitronics' Board of Directors. At that point, Mike Haislip, Monitronics' Chief Operating Officer, will be appointed to the position of CEO and President. "Mr. Haislip comes to Monitronics with more than 27 years of executive management experience in the cable television industry. Mr. Haislip holds a bachelor's degree in management science, majoring in accounting, from the University of Tennessee and comes well qualified to assume the position of CEO and President," said Mr. Hull.

EBITDA represents a non-GAAP (Generally Accepted Accounting Principles) financial measure. EBITDA is a key performance measure used in the security alarm monitoring industry and is one of the financial measures, subject to adjustments, by which our covenants are calculated under the agreements governing our debt obligations. EBITDA does not represent cash flow from operations as defined by GAAP, should not be construed as an alternative to net income, and is indicative neither of our operating performance nor of cash flows available to fund all of our cash needs. A table reconciling this measure to the appropriate GAAP measure is included in this press release.

Conference Call

Monitronics will hold a conference call on Tuesday, February 21, 2006 at 2:00 p.m. CST (Central Standard Time) to discuss the Company's second quarter fiscal 2006 financial performance. James R. Hull, President and Chief Executive Officer, and Michael R. Meyers, Vice President and Chief Financial Officer, will host the call. The call will be open to the public. The conference call can be accessed by calling 866-200-5830 and entering the participant pin #335284 followed by the # key. Interested parties are encouraged to access the conference call 10-15 minutes prior to the start. A replay of the conference call will be available from 5:00 p.m. (CST) February 21, 2006 through 12:00 a.m. (CST) March 21, 2006 at 866-206-0173, access code 166650#.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current assumptions and beliefs and are subject to risks, uncertainties and other factors, many of which are beyond the control of Monitronics. These risks and uncertainties include, without limitation, risks associated with our degree of leverage, our anticipated growth strategies, market trends and conditions in our business, our ability to acquire and integrate additional accounts, our rate of subscriber attrition, our ability to control costs and maintain quality, and competition. Actual results could differ materially from those anticipated, estimated or projected. Monitronics disclaims any obligation to update the information contained herein.

Monitronics International, Inc.

Statements of Operations

(Unaudited)

(In thousands, except subscriber accounts data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2005	2004	2005	2004

Revenue	$ 46,739	$ 41,445	$ 91,811	$ 81,991
Cost of services	5,704	4,656	11,212	9,462
Gross profit	41,035	36,789	80,599	72,529

Operating expenses:
Sales, general, and administrative	9,153	7,513	17,894	15,073
Depreciation	546	532	1,163	1,039
Amortization	22,143	19,462	43,626	38,303
	31,842	27,507	62,683	54,415
Operating income	9,193	9,282	17,916	18,114

Other expense:
Interest expense	12,245	10,327	23,164	20,159
	12,245	10,327	23,164	20,159
Loss before income taxes	(3,052)	(1,045)	(5,248)	(2,045)
Provision (benefit) from income taxes	5	(461)	18	(646)
Net loss	$ (3,057)	$ (584)	$ (5,266)	$ (1,399)

Subscriber accounts owned at period end	485,933	450,412	485,933	450,412

Monitronics International, Inc.

Balance Sheets

(In thousands)

	December 31, 2005	June 30, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 1,771	$ 190
Accounts receivable, net	7,230	6,392
Federal income tax receivable	8,343	8,427
Prepaid expenses and other current assets	1,121	1,124
Total current assets	18,465	16,133

Property and equipment, net	8,434	7,215
Subscriber accounts, net	479,193	471,212
Deferred financing costs, net	11,030	12,418
Goodwill	14,795	14,795
Total assets	$ 531,917	$ 521,773

Liabilities and Shareholders' Net Capital
Current liabilities:
Accounts payable	$ 2,326	$ 2,554
Accrued expenses	2,854	2,413
Purchase holdbacks	9,540	7,855
Deferred revenue	5,140	5,865
Interest payable	7,003	7,370
Taxes payable	84	30
Current portion of long-term debt	3,656	1,804
Total current liabilities	30,603	27,894

Long-term debt, less current portion(1)	483,722	425,809
Redeemable preferred stock, net	--	13,342

Commitments and contingencies

Total shareholders' net capital	17,592	54,728
Total liabilities and shareholders' net capital	$ 531,917	$ 521,773

(1) As a result of an election made by the holders of our redeemable preferred stock on November 4, 2005, $13.3 million related to redeemable preferred stock and $31.9 million of additional paid-in capital was reclassified to long-term debt.  For a full description of the election made by holders of our redeemable preferred stock, see the Form 10-Q for the second quarter ended 12/31/05.

Monitronics International, Inc.

Reconciliation of EBITDA to Net Loss

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004

Net loss	$ (3,057)	$ (584)	$ (5,266)	$ (1,399)
Interest expense	12,245	10,327	23,164	20,159
Provision (benefit) from income taxes	5	(461)	18	(646)
Depreciation	546	532	1,163	1,039
Amortization	22,143	19,462	43,626	38,303
EBITDA	$ 31,882	$ 29,276	$ 62,705	$ 57,456